UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2013 (July 17, 2013)

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed on May 3, 2013, UniTek Global Services, Inc. (the “Company”) previously entered into a forbearance agreement, dated April 30, 2013, with the Company’s lenders under its Term Credit Agreement (as defined below).  As disclosed in the Company’s Current Reports on Form 8-K filed on June 5, 2013 and June 14, 2013, this forbearance agreement was amended on June 3, 2013 and June 7, 2013.  Such forbearance agreement, as amended, is referred to herein as the “Forbearance Agreement.”

On July 17, 2013, the Company entered into with the Term Lenders (as defined below) an amendment to the Forbearance Agreement (the “Forbearance Amendment”).  The Forbearance Amendment extends through July 26, 2013, the termination of the standstill period contained in the Forbearance Agreement.

In addition to extending the termination of the standstill period, the Company and the Term Lenders have agreed pursuant to the Forbearance Amendment to prepare and execute, prior to July 26, 2013, an amendment to the Term Credit Agreement (the “Term Amendment”) upon terms and conditions set forth in a term sheet attached to the Forbearance Amendment.

The Term Amendment will contain a waiver by the Term Lenders of all existing defaults and events of default.  The Term Amendment will modify the affirmative covenants that govern the delivery of financial statements and other financial information, and will make modifications to certain negative covenants including the covenants restricting the incurrence of capital lease obligations, liens and the making of payments and investments.

The Term Amendment will amend the “ECF Percentage” (as defined in the Term Credit Agreement (as defined below)) to provide for 75% of Excess Cash Flow for each fiscal year (currently 50%), with a step-down to 50% (currently 25%) if the Consolidated Leverage Ratio on the last day of such fiscal year is not greater than 2.50:1.00.  Excess cash flow payments will be limited to the extent any such payment would cause the Company to have Undrawn Availability (as defined in the Term Credit Agreement) of less than $5,000,000 or, as to the Excess Cash Flow based on fiscal year 2013, not have the minimum availability required under the DirectTV rescission letter.

The amended term loans will continue to mature on April 15, 2018 and will bear monthly interest payable in cash at a rate equal either to LIBOR (with a 1.50% floor) plus 9.50% or the prime rate plus 8.50%, plus, in either case, an amount to be added to the principal balance of the term loan at an annual rate equal to 4.00% of the outstanding balance. The lenders will receive warrants, exercisable at $0.01 per share, for shares of the Company’s common stock equal to 19.99% of the shares outstanding prior to the date of the Term Amendment.  The lenders will receive a waiver and amendment fee, to be added to the principal balance of the term loan, equal to 2.00% of the outstanding loan balance, of which 0.50% has accrued upon the signing of the Forbearance Amendment.

The “Term Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended on September 14, 2012, and as in effect on the date immediately prior to the date of the Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and Cerberus Business Finance, LLC, as administrative agent.

The foregoing summary of the Forbearance Amendment is qualified in all respects by the actual terms of the agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Amendment to Forbearance Agreement, dated as of July 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: July 18, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Amendment to Forbearance Agreement, dated as of July 17, 2013.